UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2024
NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12725 SW 66th Avenue, Suite 107 Portland, OR		97223
(Address of principal executive offices)		(Zip Code)
(971) 371-1592
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SMR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                     ☐

Item 8.01.    Other Events.

As a follow up to our press release issued on July 29, the Company notes that in December 2023, NuScale received a voluntary request from the SEC’s Denver Regional Office for information relating to its employment, severance, and confidentiality agreements, which the Company understood to be a part of a broader inquiry involving multiple companies related to the SEC’s whistleblower provisions. The Company responded in January 2024 and had no further communications with the SEC. On July 30, the Company contacted the SEC following publication of an article by Hunterbrook Media. On July 31, the SEC made follow up requests for additional information relating to the December 2023 request. The Company is in the process of responding to those requests and we intend to fully cooperate with the SEC. NuScale cannot predict the timing or outcome of the SEC’s investigation at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: August 2, 2024	By:	/s/ Andrea Lachenmayr
	Name:	Andrea Lachenmayr
	Title:	Interim General Counsel